Exhibit 99.1

Press Release

QUARTER 2024 OPERATING RESULTS
FOR IMMEDIATE RELEASE	ALPINE INCOME PROPERTY TRUST REPORTS SECOND QUARTER 2025 OPERATING AND FINANCIAL RESULTS

WINTER PARK, FL – July 24, 2025 – Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company” or “PINE”), an owner and operator of single tenant net leased commercial income properties, today announced its operating results and earnings for the three and six months ended June 30, 2025.

“We continued to effectively execute our strategy focused on accretive capital recycling and have supplemented it with opportunistic common stock repurchases during the first half of the year,” said John P. Albright, President and Chief Executive Officer of Alpine Income Property Trust. “During the first half of 2025, we invested $85.9 million at a weighted average initial cash yield of 9.1% and sold $28.2 million of assets at a weighted average cash yield of 8.4%. Importantly, we believe that these activities have further strengthened our portfolio by reducing Walgreens to our 5th largest tenant and extending our weighted average remaining lease term to 8.9 years, up from 6.6 a year ago.”

Second Quarter 2025 Highlights

Operating results for the three and six months ended June 30, 2025 and 2024 (dollars in thousands, except per share data):

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Total Revenues	$14,863	$12,490	$29,069	$24,956
Net Income (Loss) Attributable to PINE	$(1,641)	$204	$(2,820)	$(56)
Net Income (Loss) per Diluted Share Attributable to PINE	$(0.12)	$0.01	$(0.20)	$-
FFO (1)	$6,788	$6,313	$13,697	$12,443
FFO per Diluted Share (1)	$0.44	$0.43	$0.88	$0.84
AFFO (1)	$6,742	$6,399	$13,781	$12,645
AFFO per Diluted Share (1)	$0.44	$0.43	$0.88	$0.85

(1)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income (Loss) to non-GAAP financial measures, including FFO, FFO per diluted share, AFFO, and AFFO per diluted share.

Investment Activity

Acquisitions for the three and six months ended June 30, 2025 (dollars in thousands):

	Three Months Ended June 30, 2025		Six Months Ended June 30, 2025
	Number of Investments	Amount	Number of Investments	Amount
Properties	—	$—	3	$39,695
Commercial Loans and Investments	2	6,646	6	46,186
Totals	2	$6,646	9	$85,881

Properties - Weighted Average Initial Cash Cap Rate		— %		8.6%
Commercial Loans and Investments - Weighted Average Initial Cash Yield		9.8%		9.6%
Total Investments - Weighted Average Initial Cash Yield		9.8%		9.1%
Properties - Weighted Average Remaining Lease Term at Time of Acquisition		—		14.3 years

Disposition Activity

Dispositions for the three and six months ended June 30, 2025 (dollars in thousands):

	Three Months Ended June 30, 2025		Six Months Ended June 30, 2025
	Number of Investments	Amount	Number of Investments	Amount
Properties	5	$16,491	8	$28,186
Commercial Loans and Investments	—	—	—	—
Totals	5	$16,491	8	$28,186

Properties - Weighted Average Exit Cash Cap Rate		7.9%		8.4%
Commercial Loans and Investments - Weighted Average Cash Yield		— %		— %
Total Investments - Weighted Average Cash Yield		7.9%		8.4%

Subsequent to June 30, 2025, on July 2, 2025, the Company was repaid the current face amount of $25.5 million on the Publix Land Development loan, which proceeds were utilized to pay down the Revolving Credit Facility.

Property Portfolio (2)

The Company’s property portfolio consisted of the following as of June 30, 2025:

Number of Properties	129
Square Feet	3.9 million
Annualized Base Rent (ABR) (1)	$45.3 million
Weighted Average Remaining Lease Term	8.9 years
States where Properties are Located	34
Industries	23
Occupancy	98.2%

% of ABR Attributable to Investment Grade Rated Tenants	51%
% of ABR Attributable to Credit Rated Tenants	81%
% of ABR Attributable to Sale-Leaseback Tenants (2)	8%

(1)	ABR represents annualized in-place straight-line base rent pursuant to GAAP. As of June 30, 2025, annualized in-place cash base rent totaled $43.6 million.
(2)	During the year ended December 31, 2024, the Company acquired three single-tenant income properties for $31.4 million through a sale-leaseback transaction that includes a tenant repurchase option (the “Sale-Leaseback Tenants”). This sale-leaseback transaction is accounted for as a financing arrangement for GAAP purposes, however, for purposes of describing our property portfolio, including for tenant, industry, and state concentrations, the Company includes the Sale-Leaseback Tenants. The Sale-Leaseback Tenants represent 6% of annualized in-place cash base rent as of June 30, 2025.

The Company’s property portfolio included the following top tenants that represent 2.0% or greater of the Company's total ABR as of June 30, 2025:

Tenant	Credit Rating	% of ABR
Dicks Sporting Goods	BBB / Baa2	10%
Lowe's	BBB+ / Baa1	10%
Beachside Hospitality Group	NR / NR	8%
Dollar Tree/Family Dollar	BBB / Baa2	7%
Walgreens	BB- / Ba3	7%
Best Buy	BBB+ / A3	5%
Dollar General	BBB / Baa3	5%
GermFree Laboratories	NR / NR	4%
Walmart	AA / Aa2	4%
At Home	D / NR	4%
Bass Pro Shops	BB- / Ba3	3%
BJ's Wholesale Club	BB+ / Ba1	3%
Academy Sports	BB+ / Ba2	3%
Alamo Drafthouse	A / A2	3%
Home Depot	A / A2	2%
Other		22%
Total		100%

The Company’s property portfolio consisted of the following top industries that represent 2.0% or greater of the Company's total ABR as of June 30, 2025:

Industry	% of ABR
Sporting Goods	17%
Home Improvement	13%
Dollar Stores	12%
Casual Dining	10%
Pharmacy	7%
Home Furnishings	6%
Consumer Electronics	6%
Entertainment	5%
Technology, Media & Life Sciences	4%
Grocery	4%
Off-Price Retail	3%
Wholesale Club	3%
General Merchandise	3%
Other	7%
Total	100%

The Company’s property portfolio included properties in the following top states that represent 2.0% or greater of the Company’s total ABR as of June 30, 2025:

State	% of ABR
Florida	13%
New Jersey	9%
New York	7%
North Carolina	7%
Michigan	6%
Texas	6%
Illinois	6%
Georgia	4%
Ohio	4%
Minnesota	4%
West Virginia	3%
Tennessee	3%
Colorado	3%
Kansas	2%
Other	23%
Total	100%

Balance Sheet and Capital Markets (dollars in thousands, except per share data)

As of June 30, 2025
Leverage
Net Debt / Total Enterprise Value	60.3%
Net Debt / Pro Forma Adjusted EBITDA	8.1x
Fixed Charge Coverage Ratio	3.3x

Liquidity
Available Capacity Under Revolving Credit Facility	$47,957
Cash, Cash Equivalents and Restricted Cash (1)	9,302
Total Liquidity	$57,259

(1)	Includes all unrestricted cash and cash equivalents and restricted cash held in escrow accounts to be reinvested through the like-kind exchange structure.

The Revolving Credit Facility has commitments for up to $250.0 million; however, borrowing availability is based on an unencumbered asset value, as defined in the underlying credit agreement. As of June 30, 2025, the Company had an outstanding balance of $153.0 million under the Revolving Credit Facility and $48.0 million of additional borrowing availability based on unencumbered asset value as of June 30, 2025. However, with our current in-place commitments, the borrowing availability under our Revolving Credit Facility could potentially expand up to an additional $49.0 million if we are able to increase our unencumbered asset value, providing the potential for total liquidity of over $100.0 million.

Below is a summary of repurchases of shares of common stock under the Company’s $10.0 million common stock repurchase program for the three and six months ended June 30, 2025:

Repurchase Program	For the Three Months Ended June 30, 2025	For the Six Months Ended June 30, 2025
Shares Repurchased	272,565	546,390
Weighted Average Price per Share (Gross)	$15.81	$16.07
Net Price	$4,316	$8,798

The Company’s long-term debt as of June 30, 2025:

	As of June 30, 2025
	Face Value Debt	Stated Interest Rate	Wtd. Avg. Rate	Maturity Date
Revolving Credit Facility (1)	$153,000	SOFR + 0.10% + [1.25% - 2.20%]	5.46%	January 2027
2026 Term Loan (2)	100,000	SOFR + 0.10% + [1.35% - 1.95%]	3.80%	May 2026
2027 Term Loan (3)	100,000	SOFR + 0.10% + [1.25% - 1.90%]	3.75%	January 2027
Total Debt/Weighted-Average Rate	$353,000		4.51%

(1)

As of June 30, 2025, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 3.32% plus the SOFR adjustment of 0.10% and the applicable spread on $100 million of the outstanding balance on the Company’s Revolving Credit Facility.

(2)

As of June 30, 2025, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 2.05% plus the SOFR adjustment of 0.10% and the applicable spread for the $100 million 2026 Term Loan balance.

(3)

As of June 30, 2025, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 2.05% plus the SOFR adjustment of 0.10% and the applicable spread for the $100 million 2027 Term Loan balance.

As of June 30, 2025, the Company held a 92.0% interest in Alpine Income Property OP, LP, the Company’s operating partnership (the “Operating Partnership” or “OP”). There were 1,223,854 OP Units held by third parties outstanding and 14,151,914 shares of the Company’s common stock outstanding, for total outstanding common stock and OP Units held by third parties of 15,375,768 as of June 30, 2025.

Dividends

The Company’s dividends for the three and six months ended June 30, 2025:

	For the Three Months Ended June 30, 2025	For the Six Months Ended June 30, 2025
Dividends Declared and Paid per Share	$0.285	$0.570
FFO Payout Ratio	64.8%	64.8%
AFFO Payout Ratio	64.8%	64.8%

2025 Outlook

The Company has reaffirmed its FFO and AFFO outlook for 2025. The Company’s outlook for 2025 is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the Company's reports filed with the U.S. Securities and Exchange Commission.

The Company’s outlook for 2025 is as follows:

	Outlook Range for 2025
(Unaudited)	Low		High
Investments	$100 million	to	$130 million
Dispositions	$50 million	to	$70 million
FFO per Diluted Share	$1.74	to	$1.77
AFFO per Diluted Share	$1.74	to	$1.77
Weighted Average Diluted Shares Outstanding	15.5 million

Reconciliation of the outlook range of the Company’s 2025 estimated Net Loss per Diluted Share to estimated FFO and AFFO per Diluted Share:

	Outlook Range for 2025
(Unaudited)	Low	High
Net Loss per Diluted Share	$(0.25)	$(0.22)
Depreciation and Amortization	1.81	1.81
Provision for Impairment (1)	0.31	0.31
Gain on Disposition of Assets (1)	(0.13)	(0.13)
FFO per Diluted Share	$1.74	$1.77
Adjustments:
Amortization of Intangible Assets and Liabilities to Lease Income	(0.04)	(0.04)
Straight-Line Rent Adjustment	(0.05)	(0.05)
Non-Cash Compensation	0.02	0.02
Amortization of Deferred Financing Costs to Interest Expense	0.05	0.05
Other Non-Cash Adjustments	0.02	0.02
AFFO per Diluted Share	$1.74	$1.77
(1)

Provision for Impairment and Gain on Disposition of Assets represents the actual adjustment for the six months ended June 30, 2025. The Company’s revised outlook excludes projections related to these measures.

Second Quarter 2025 Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the three and six months ended June 30, 2025, on Friday, July 25, 2025 at 9:00 AM ET.

A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.alpinereit.com or at the link provided in the event details below. To access the call by phone, please go to the link provided in the event details below and you will be provided with dial-in details.

Webcast:https://edge.media-server.com/mmc/p/26tg3m9n

Dial-In:https://register-conf.media-server.com/register/BIfe278e5e26a345ffbee50f03436f6c9a

We encourage participants to dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.alpinereit.com.

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. (NYSE: PINE) is a publicly traded real estate investment trust that seeks to deliver attractive risk-adjusted returns and dependable cash dividends by investing in, owning and operating a portfolio of single tenant net leased commercial income properties that are predominately leased to high-quality publicly traded and credit-rated tenants.

We encourage you to review our most recent investor presentation which is available on our website at http://www.alpinereit.com.

Contact:Investor Relations

ir@alpinereit.com

Safe Harbor

This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, tariffs and international trade policies, risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, credit risk associated with the Company investing in commercial loans and investments, illiquidity of real estate investments and potential damages from natural disasters, the impact of epidemics or pandemics on the Company’s business and the business of its tenants and the impact of such epidemics or pandemics on the U.S. economy and market conditions generally, other factors affecting the Company’s business or the business of its tenants that are beyond the control of the Company or its tenants, and the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”), and Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma Adjusted EBITDA”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, AFFO, and Pro Forma Adjusted EBITDA do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income or loss as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries.

To derive AFFO, we further modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as loss on extinguishment of debt, amortization of above- and below-market lease related intangibles, straight-line rental revenue, amortization of deferred financing costs, non-cash compensation, and other non-cash adjustments to income or expense. Such items may cause short-term fluctuations in net income or loss but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma Adjusted EBITDA, GAAP net income or loss is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination and/or payoff, and real estate related depreciation and amortization including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, loss on extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, other non-cash income or expense, and other non-recurring items such as disposition management fees and commission fees. Cash interest expense is also excluded from Pro Forma Adjusted EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma Adjusted EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. FFO, AFFO, and Pro Forma Adjusted EBITDA may not be comparable to similarly titled measures employed by other companies.

Other Definitions

Annualized Base Rent (ABR) represents the annualized in-place straight-line base rent pursuant to GAAP.

Annualized In-Place Cash Base Rent represents the annualized in-place contractual minimum base rent on a cash basis.

Credit Rated Tenant is a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners.

Investment Grade Rated Tenant is a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners of Baa3, BBB-, or NAIC-2 or higher. If applicable, in the event of a split rating between S&P Global Ratings and Moody’s Investors Services, the Company utilizes the higher of the two ratings as its reference point as to whether a tenant is defined as an Investment Grade Rated Tenant. Credit ratings utilized in this press release are those available from S&P Global Ratings and/or Moody’s Investors Service, as applicable, as of June 30, 2025.

Weighted Average Remaining Lease Term is weighted by the ABR and does not assume the exercise of any tenant purchase options.

Alpine Income Property Trust, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of
	(Unaudited) June 30, 2025	December 31, 2024
ASSETS
Real Estate:
Land, at Cost	$141,579	$147,912
Building and Improvements, at Cost	356,835	341,955
Total Real Estate, at Cost	498,414	489,867
Less, Accumulated Depreciation	(50,791)	(45,850)
Real Estate—Net	447,623	444,017
Assets Held for Sale	1,110	2,254
Commercial Loans and Investments	110,876	89,629
Cash and Cash Equivalents	5,000	1,578
Restricted Cash	7,127	6,373
Intangible Lease Assets—Net	43,176	43,925
Straight-Line Rent Adjustment	1,772	1,485
Other Assets	11,762	15,734
Total Assets	$628,446	$604,995
LIABILITIES AND EQUITY
Liabilities:
Accounts Payable, Accrued Expenses, and Other Liabilities	$14,337	$8,445
Prepaid Rent and Deferred Revenue	3,083	2,412
Intangible Lease Liabilities—Net	4,097	4,774
Obligation Under Participation Agreement	2,272	11,403
Long-Term Debt—Net	352,570	301,466
Total Liabilities	376,359	328,500
Commitments and Contingencies
Equity:
Preferred Stock, $0.01 par value per share, 100 million shares authorized, no shares issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Common Stock, $0.01 par value per share, 500 million shares authorized, 14,151,914 shares issued and outstanding as of June 30, 2025 and 14,691,982 shares issued and outstanding as of December 31, 2024	142	147
Additional Paid-in Capital	253,067	261,831
Dividends in Excess of Net Income	(26,721)	(15,722)
Accumulated Other Comprehensive Income	3,357	6,771
Stockholders' Equity	229,845	253,027
Noncontrolling Interest	22,242	23,468
Total Equity	252,087	276,495
Total Liabilities and Equity	$628,446	$604,995

Alpine Income Property Trust, Inc.

Consolidated Statements of Operations

(Unaudited)

 (In thousands, except share, per share and dividend data)

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Revenues:
Lease Income	$12,022	$11,330	$23,848	$22,794
Interest Income from Commercial Loans and Investments	2,737	986	5,038	1,889
Other Revenue	104	174	183	273
Total Revenues	14,863	12,490	29,069	24,956
Operating Expenses:
Real Estate Expenses	2,105	1,800	4,139	3,728
General and Administrative Expenses	1,697	1,602	3,413	3,144
Provision for Impairment	2,803	657	4,834	688
Depreciation and Amortization	6,705	6,352	14,012	12,734
Total Operating Expenses	13,310	10,411	26,398	20,294
Gain on Disposition of Assets	938	918	2,089	918
Net Income From Operations	2,491	2,997	4,760	5,580
Investment and Other Income	47	56	92	125
Interest Expense	(4,320)	(2,831)	(7,912)	(5,766)
Net Income (Loss)	(1,782)	222	(3,060)	(61)
Less: Net Loss (Income) Attributable to Noncontrolling Interest	141	(18)	240	5
Net Income (Loss) Attributable to Alpine Income Property Trust, Inc.	$(1,641)	$204	$(2,820)	$(56)

Per Common Share Data:
Net Income (Loss) Attributable to Alpine Income Property Trust, Inc.
Basic and Diluted	$(0.12)	$0.01	$(0.20)	$—

Weighted Average Number of Common Shares:
Basic	14,202,796	13,624,932	14,414,682	13,623,070
Diluted (1)	15,426,650	14,848,786	15,638,536	14,846,924

Dividends Declared and Paid	$0.285	$0.275	$0.570	$0.550

(1)	Includes 1,223,854 shares during the three and six months ended June 30, 2025 and 2024, underlying 1,223,854 OP Units issued to CTO Realty Growth, Inc.

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Funds From Operations and Adjusted Funds From Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net Income (Loss)	$(1,782)	$222	$(3,060)	$(61)
Depreciation and Amortization	6,705	6,352	14,012	12,734
Provision for Impairment	2,803	657	4,834	688
Gain on Disposition of Assets	(938)	(918)	(2,089)	(918)
Funds From Operations	$6,788	$6,313	$13,697	$12,443
Adjustments:
Amortization of Intangible Assets and Liabilities to Lease Income	(166)	(115)	(246)	(225)
Straight-Line Rent Adjustment	(231)	(89)	(362)	(154)
Non-Cash Compensation	95	80	190	159
Amortization of Deferred Financing Costs to Interest Expense	205	180	394	360
Other Non-Cash Adjustments	51	30	108	59
Adjusted Funds From Operations	$6,742	$6,399	$13,781	$12,642

FFO per Diluted Share	$0.44	$0.43	$0.88	$0.84
AFFO per Diluted Share	$0.44	$0.43	$0.88	$0.85

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma Adjusted EBITDA

(Unaudited)

(In thousands)

Three Months Ended June 30, 2025
Net Loss	$(1,782)
Adjustments:
Depreciation and Amortization	6,705
Provision for Impairment	2,803
Gain on Disposition of Assets	(938)
Amortization of Intangible Assets and Liabilities to Lease Income	(166)
Straight-Line Rent Adjustment	(231)
Non-Cash Compensation	95
Amortization of Deferred Financing Costs to Interest Expense	205
Other Non-Cash Adjustments	51
Other Non-Recurring Items	(40)
Interest Expense, Net of Deferred Financing Costs Amortization and Interest on Obligation Under Participation Agreement	3,965
Adjusted EBITDA	$10,667

Annualized Adjusted EBITDA	$42,668
Pro Forma Annualized Impact of Current Quarter Investment Activity (1)	(349)
Pro Forma Adjusted EBITDA	$42,319

Total Long-Term Debt	$352,570
Financing Costs, Net of Accumulated Amortization	430
Cash and Cash Equivalents	(5,000)
Restricted Cash (2)	(4,302)
Net Debt	$343,698

Net Debt to Pro Forma Adjusted EBITDA	8.1x

(1)	Reflects the pro forma annualized impact on Annualized Adjusted EBITDA of the Company’s investment and disposition activity during the three months ended June 30, 2025.
(2)	Includes only restricted cash held in escrow accounts to be reinvested through the like-kind exchange structure.